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As filed with the Securities and Exchange Commission on December 4, 2002.

Registration No. 333-99427

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
to
FORM SB-2

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

THE AMERICAN CORPORATION

(Name of Small Business Issuer in Its Charter)

Delaware	6799	37-1440937
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

6135 Park South Drive
Suite 510
Charlotte, North Carolina 28210
(704) 945-7126

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

6135 Park South Drive
Suite 510
Charlotte, North Carolina 28210
(704) 945-7126

(Address of principal place of business or intended principal place of business)

Randall F. Greene, Chairman and Chief Executive Officer
6135 Park South Drive
Suite 510
Charlotte, North Carolina 28210
(704) 945-7126

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

THOMAS PROUSALIS, P.L.L.C.
1919 Pennsylvania Avenue, N.W.
Suite 200
Washington, D.C. 20006
(202) 296-9400
(202) 296-9403 Fax

Counsel to Issuer

Approximate date of commencement of proposed sale to public:
As soon as practicable after the Registration Statement becomes effective.

If delivery of the prospectus is expected to be made pursuant to Rule 415, check the following box.  /x/

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Units(1)	200,000	$5.25	$1,050,000	$362
Common Stock(1)	1,000,000	$1.00	$1,000,000	$345
Warrants(1)	1,000,000	$.05	$50,000	$17
Common Stock Underlying Warrants(2)	1,000,000	$1.10	$1,100,000	$379
Common Stock(3)	5,000,000	$1.00	$5,000,000	$1,724
Warrants(3)	5,000,000	$.05	$250,000	$86
Common Stock Underlying Warrants(2)	5,000,000	$1.10	$5,500,000	$1,897
Total Registration and Fee			$13,950,000	$4,810

(1)
We intend to offer, sell and distribute publicly not less than 20,000 units nor more than 200,000 units of our securities at an offering price of $5.25 per unit, for a minimum offering of $105,000 and a maximum offering of $1,050,000. Each unit consists of five shares of common stock, $.001 par value, and five redeemable warrants. The common stock and warrants are detachable and may trade separately immediately upon issuance.
(2)
Reserved for issuance upon exercise of the warrants. Pursuant to Rule 416 under the Securities Act of 1933, as amended, such additional number of shares of common stock subject to the warrants are also being registered to cover any adjustment resulting from stock splits, stock dividends or similar transactions. The indeterminate number of additional shares shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)
Also, the registration statement of which this prospectus forms a part covers the offering of 5,000,000 shares of common stock and 5,000,000 warrants owned by current stockholders, hereinafter collectively referred to as selling security holders. The securities may be offered and sold under certain circumstances. The sale of the securities of the selling security holders is subject to prospectus delivery and other requirements of the Securities Act.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

ii

The American Corporation

Cross-Reference Sheet
pursuant to Item 501(b)
Showing Location in Prospectus of Information
Required by Items of Form SB-2

Registration Statement Item		Caption in Prospectus

1.	Front of Registration Statement and Outside Front Cover of Prospectus	Facing Page; Cross-Reference Sheet; Prospectus Cover Page
2.	Inside Front and Outside Back Cover Pages of Prospectus	Prospectus Cover Page; Prospectus Back Cover Page
3.	Summary Information and Risk Factors	Prospectus Summary; The Company; Risk Factors
4.	Use of Proceeds	Use of Proceeds
5.	Determination of Offering Price	Risk Factors; Plan of Distribution
6.	Dilution	Dilution and Other Comparative Data
7.	Selling Security Holders	Description of Securities; Selling Security Holders
8.	Plan of Distribution	Prospectus Cover Page; Plan of Distribution
9.	Legal Proceedings	Legal Proceedings
10.	Directors, Executive Officers, Promoters and Control Persons	Management; Principal Shareholders
11.	Security Ownership of Certain Beneficial Owners and Management	Principal Shareholders
12.	Description of Securities	Description of Securities
13.	Interest of Named Experts and Counsel	Legal Matters; Experts
14.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Certain Relationships and Related Transactions
15.	Organization Within Five Years	Prospectus Summary; Proposed Business
16.	Description of Business	Proposed Business
17.	Management's Discussion and Analysis or Plan of Operation	Management's Discussion and Analysis or Plan of Operation
18.	Description of Property	Proposed Business
19.	Certain Relations and Related Transactions	Certain Relationships and Related Transactions
20.	Market for Common Equity and Related Stockholder Matters	Description of Securities; Selling Security Holders
21.	Executive Compensation	Management
22.	Financial Statements	Financial Statements
23.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure	Not applicable

iii

PRELIMINARY PROSPECTUS DATED DECEMBER 4, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

200,000 Units

        Prior to this offering, there has been no public market for our securities. We intend to offer, sell and distribute publicly not less than 20,000 units nor more than 200,000 units of our securities at an offering price of $5.25 per unit, for a minimum offering of $105,000 and a maximum offering of $1,050,000. Each unit consists of five shares of common stock and five redeemable warrants. The common stock and warrants are detachable and may trade separately immediately upon issuance. Our offering is being offered on a "best efforts, minimum/maximum" basis during an offering period of 90 days, which may be extended for an additional 90 days. Should the minimum offering not be achieved during the offering period, or if the investors do not confirm their investment, investors' funds will be promptly returned without interest or deduction for commissions or expenses.

        The securities and proceeds of this offering will be held in an escrow account until the closing of this offering and the closing of a business opportunity, such as a merger or acquisition.

        Subject to the sale of at least 20,000 units, we have agreed to pay to participating broker-dealers a sales commission of ten percent. We may also offer our securities directly to the public through our officers and directors in those jurisdictions where sales by such persons are permitted by law. Commissions on the sale of our securities are payable only to participating broker-dealers.

        Also, the registration statement of which this prospectus forms a part covers the offering of 5,000,000 shares of common stock at $1.00 per share and 5,000,000 warrants at $.05 per warrant owned by current stockholders, hereinafter collectively referred to as selling security holders.

        We intend to have our units, common stock and warrants quoted on the Electronic Bulletin Board, an electronic quotation system, in the over-the-counter market under the symbols "AMERU," "AMER" and "AMERW."

        The prices of our securities have been arbitrarily determined, and does not bear any relationship to our assets, book value, net worth or results of operations or any other established criteria of value.

        Investing in our securities involves risk. See "Risk Factors" beginning on page 6.

	Price to Public	Discounts and Commissions	Proceeds to American

Per Unit	$5.25	$.525	$4.725
Minimum	$105,000	$10,500	$94,500
Maximum	$1,050,000	$105,000	$945,000

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                , 2002.

Reliance on Prospectus

        You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may be accurate only on the date of this prospectus.

Dealer Prospectus Delivery Obligation

        Until 90 days after the date funds and securities are released from the escrow account, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

Investor Suitability Standards

        Purchase of our securities offered hereby is suitable only for accredited investors who have no need for liquidity in this investment and who have adequate means of providing for their annual needs and contingencies. Accordingly, our securities offered hereby will not be sold to a prospective investor, as defined in Rule 501 of Regulation D, unless such investor: (i) has a net worth (inclusive of homes, personal property and automobiles) of at least $1 million, or (ii) has during the last two years, and expects to have during the current year, gross income from any source of at least $200,000. Investors will be required to represent in the subscription agreement included in this prospectus that they meet the aforementioned requirements as an accredited investor.

PROSPECTUS SUMMARY

The American Corporation

        American, a development stage corporation, was organized to provide a corporate entity in order to participate in certain business opportunities that arise from time to time. We believe that following this offering certain business opportunities will become available to us due primarily to our status as a reporting publicly held company with liquid assets and to our flexibility in structuring and participating in certain business combinations, such as mergers and acquisitions. We have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity, such that, among other factors, this offering is a "blank check" offering.

        The Securities Act imposes certain regulatory requirements on blank check offerings, such as our offering. In particular, Rule 419 of Regulation C under the Securities Act generally requires:

  •
  the deposit of the securities and proceeds of the offering in an escrow account;

  •
  the disclosure of certain offering terms of the escrow agreement and information regarding a probable merger or acquisition;

  •
  a post-effective amendment of a probable merger or acquisition; and

  •
  the disclosure of certain conditions on the release of deposited funds and securities of the offering.

        The terms of the post-effective amendment must provide, and we must satisfy, the following conditions:

  •
  within five business days after the effective date of the post-effective amendment, we shall send by first class mail to each purchaser of securities held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

  •
  each purchaser shall have no fewer than 20 days and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the purchaser elects to remain an investor. If we have not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any held in escrow shall be sent by first class mail or other equally prompt means to the purchaser within five business days; should we return investors' funds under Rule 419 and only satisfy the minimum offering, it may have a material adverse effect on our ability to implement our business plan;

  •
  the acquisition meeting the criteria set forth above will be consummated if a sufficient number of purchasers confirm their investment with us; and

  •
  if a consummated acquisition meeting the requirements above has not occurred by a date 18 months after the effective date of our initial registration statement, funds held in escrow shall be returned by first class mail to the purchasers within five business days following that date.

        American was incorporated in Delaware in September 2002. In this prospectus, we refer to The American Corporation as "American," "we" and "us." Our principal executive offices are located at 6135 Park South Drive, Suite 510, Charlotte, North Carolina 28210, and our telephone number is (704) 945-7126. Our e-mail address is admin@TheAmericanCorporation.com.

The Offering

Securities Offered by American:
Minimum	20,000 units
Maximum	200,000 units
Securities Offered by Selling Security Holders	5,000,000 shares 5,000,000 warrants
Shares Outstanding Prior to Offering	5,000,000 shares
Shares Outstanding After Offering:
Minimum	5,100,000 shares
Maximum	6,000,000 shares
Warrants Outstanding After Offering:
Minimum	5,100,000 warrants
Maximum	6,000,000 warrants
Comparative Share Ownership Upon Completion of Offering:
Minimum
Current Shareholders (5,000,000 shares)	98.04%
Public Shareholders (100,000 shares)	1.96%
Maximum
Current Shareholders (5,000,000 shares)	83.33%
Public Shareholders (1,000,000 shares)	16.67%
Use of Proceeds	Working capital
Electronic Bulletin Board Symbols	AMERU AMER AMERW

        American is offering a minimum of 20,000 units and a maximum of 200,000 units at $5.25 per unit. Each unit comprises five shares of common stock and five redeemable warrants. Each warrant entitles the holder to purchase one share of our common stock at $1.10 per share during the four year period commencing 90 days from the effective date of this offering. The warrants are redeemable upon certain conditions. Should all of the warrants be exercised, of which there is no assurance, we will receive the proceeds therefrom aggregating up to an additional $6,600,000. The public offering price of the units and the exercise price and other terms of the warrants were arbitrarily determined by us and do not necessarily relate to our assets, book value or results of operations or any other established criteria of value.

        This offering also includes 5,000,000 shares of common stock at $1.00 per share and 5,000,000 warrants at $.05 per warrant offered by the selling security holders. The warrants are identical to the warrants included in the units being offered by American. The resale of the securities of the selling security holders are subject to prospectus delivery and other requirements of the Securities Act, as amended. Sales of such securities or the potential of such sales at any time may have a material adverse effect on the market prices of the securities offered hereby.

Selected Financial Data

        The following table sets forth selected financial information concerning American:

September 7, 2002
Balance Sheet Data:
Current assets	$5,000
Total assets	5,000
Current liabilities	—
Working capital	5,000
Stockholders' equity	5,000
Net tangible book value per share	$.001

        The "Selected Financial Data" is a summary only and has been derived from and is qualified in its entirety by reference to American's financial statements, included in this prospectus.

RISK FACTORS

Our business is difficult to evaluate because we have no operating history.

        Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including, but not limited to:

  •
  the absence of an operating history;

  •
  the problems, expenses, difficulties, complications and delays frequently encountered by a new business; and

  •
  we have not been in business long enough to enable an investor to make a reasonable judgment as to our future performance.

        Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our shareholders. We have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity, such that, among other aforementioned factors, this offering is a "blank check" offering.

Our business will have no revenues unless and until we merge with or acquire an operating business.

        We are a development stage company and have had no revenues from operations at September 11, 2002. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

We intend to issue more shares in a merger or acquisition, which will result in substantial dilution.

        Our certificate of incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock, $.001 par value. Any merger or acquisition effected by us may result in the issuance of additional securities without shareholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arms-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing shareholders.

We have substantial competition for business opportunities, which may affect our ability to merge with or acquire a business.

        We are and will continue to be an insignificant participant in the business of seeking business opportunities. A substantial number of established and well financed entities, including investment banking and venture capital firms, have recently increased their merger and acquisition activities, especially. Nearly all such entities have substantially greater financial resources, technical expertise and managerial capabilities than we have and, consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully concluding a proposed merger or acquisition.

We have conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

        We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our shareholders.

Our offering is significantly regulated by Rule 419 of Regulation C under the Securities Act, which will significantly increase our time and costs of doing business.

        Rule 419 of Regulation C under the Securities Act generally requires:

  •
  the deposit of the securities and proceeds of our offering in an escrow account, and that the investors may not have access to their securities and funds for up to 18 months from the date of the prospectus;

  •
  that if the money is returned to the investors they will not be receiving interest on their funds; and

  •
  that if a significant number of investors do not reconfirm their investment, the business combination may not be closed and the investors will not be issued their securities.

        These requirements will significantly increase our time and costs of doing business, which may have a material adverse effect on us.

We may be regulated under the Investment Company Act of 1940, which will significantly increase our compliance costs.

        Although we will be subject to regulation under the Securities Act and the Exchange Act, we believe that we will not be subject to regulation under the Investment Act insofar as (i) we will not be engaged in the business of investing or trading in securities, and (ii) we will attempt to obtain a controlling interest in any merger or acquisition candidate. We have not obtained a formal determination from the Commission as to our status under the Investment Act and, consequently, any violation of such Investment Act or any proposed activities which may bring it within the Investment Act may subject us to material adverse consequences, including significant registration and compliance costs. Because we do not intend to register under the Investment Act, investors will not have the benefit of the various protective provisions imposed on investment companies, including requirements for independent board members, mandated by such Investment Act.

We may be subject to certain tax consequences in our business, which may increase our costs of doing business.

        In the course of any merger or acquisition that we may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both us and the "target" company. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between entities will generally result in tax-free treatment to the parties to the reorganization. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences to both us and the "target" company, there is no assurance that such business combination will meet the statutory requirements of a reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A nonqualifying reorganization may result in the imposition of both federal and state taxes which may have a material adverse effect on us.

We may need additional capital to fund our operations and finance our growth and we may not be able to obtain it on terms acceptable to us or at all.

        We intend to fund our operations and other capital needs for the next 18 months substantially from the proceeds of this offering, but there can be no assurance that such funds will be sufficient for these purposes. We may require substantial amounts of the proceeds of this offering for our future development, operating costs and working capital upon the closing of this offering and the closing of a business opportunity, such as a merger or acquisition. We have made no arrangements to obtain future additional financing, if required, and there can be no assurance that such financing will be available, or that it will be available on terms acceptable to us.

We have a requirement to keep our prospectus and state Blue Sky registration current and our failure to do so may limit your ability to resell our securities.

        We will be able to issue shares of our common stock upon the exercise of the warrants only if there is a current prospectus relating to the securities offered hereby under an effective registration statement filed with the Commission, and such common stock is then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of warrants reside. Although we intend to maintain a current registration statement, there can be no assurance, however, that we will be successful in maintaining a current registration statement. After our registration statement becomes effective, it may require updating by the filing of a post-effective amendment. A post-effective amendment is required when facts or events have occurred which represent a material change in the information contained in the registration statement, such as the participation in a business opportunity related to a merger or acquisition. We intend to qualify the sale of the warrants in New York and Colorado, although certain exemptions under certain state securities laws may permit the warrants to be transferred to purchasers in states other than those in which the warrants were initially qualified. Qualification for the exercise of the warrants in the states is essential for the establishment of a trading market in the securities. We can make no assurances that we will be able to qualify our securities in any state. We will be prevented, however, from issuing common stock upon exercise of the warrants in those states where exemptions are unavailable and we have failed to qualify the common stock issuable upon exercise of the warrants. We may decide not to seek, or may not be able to obtain qualification of the issuance of such common stock in all of the states in which the ultimate purchasers of the warrants reside. In such a case, the warrants of those purchasers will expire and have no value if such warrants cannot be exercised or sold.

The warrants offered as part of the units in this offering are subject to redemption at $.05 per warrant under certain conditions, which may be less than the value of the warrants.

        Each warrant entitles the holder to purchase one share of common stock at $1.10 per share during the four-year period commencing 90 days from the date of this prospectus. The warrants are redeemable by us for $.05 per warrant, on not less than 30 days nor more than 60 days written notice if the closing bid price for the common stock equals or exceeds $7.00 per share during any 30 consecutive trading day period ending not more than 15 days prior to the date that the notice of redemption is mailed, provided there is then a current effective registration statement under the Securities Act with respect to the issuance and sale of common stock upon the exercise of the warrants. We intend to qualify the sale of the securities in a limited number of states, although certain exemptions under certain state securities laws may permit the warrants to be transferred to purchasers in states other than those in which the warrants were initially qualified.

Rule 419 requires the deposit of the securities and proceeds of the offering in an escrow account, which affects the liquidity for the escrowed securities.

        Rule 419 of Regulation C under the Securities Act generally requires among other things, the deposit of the securities and proceeds of the offering in an escrow account. During the term of the escrow, there is little or no liquidity for the escrowed securities, which may have a material adverse effect on us.

        Our management has other financial and business interests to which a significant amount of time is devoted, which may pose significant conflicts of interest.

        Our management intends to engage in activities on behalf of American that do not conflict with the best interests of American. Our management has no plans, proposals, arrangements, understandings or agreements to participate with any specific business opportunity with us. Should we consummate a business combination, such as a merger or acquisition, following the closing of this offering, our officers intend to negotiate an annual remuneration package not to exceed $250,000 per person with the combined company, which must be approved by the management of the candidate company.

        This prospectus contains forward-looking statements and information relating to us, our industry and to other businesses. These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

        After deducting the underwriting discounts and commissions and estimated offering expenses of this offering, we will receive net proceeds from this offering of approximately $69,500 if the minimum offering is sold and $845,000 if the maximum offering is sold. These proceeds will be utilized in order of priority by us as listed below for approximately 18 months substantially as follows:

	Approximate Amount of Net Proceeds
	Minimum Offering	%	Maximum Offering	%
Business development	$52,125	75.00	$633,750	75.00
Working capital	17,375	25.00	211,250	25.00

	$69,500	100.00	$845,000	100.00

        Since this offering is a "blank check" offering, and we have not identified a business opportunity, the use of proceeds of this offering cannot be described with specificity. All of the net proceeds will be utilized by the merger or acquisition candidate for the development of its business and for working capital. Uses of working capital will include, but not be limited to, general and administrative salaries, exclusive of management salaries, associated benefits, office lease and expenses. The salaries of the management of the business opportunity candidate will be paid from such company's cash flow and not from the proceeds of this offering. Legal fees of $75,000 associated with this offering will not be paid from the proceeds of this offering unless and until the maximum offering is sold. Should this offering sell less than the maximum offering, the legal fees will be deferred and may be assumed and paid by the business opportunity candidate from its own cash flow and with its agreement.

        We intend to escrow all of the proceeds of this offering with the Riggs Bank, N.A., Washington, D.C., until the closing of a merger with or acquisition of a business. Following the completion of a merger with or acquisition of a business, all of the net proceeds will be used for working capital.

        Working capital will be utilized by us to enhance and, otherwise, stabilize cash flow during the initial 18 months of operations following the completion of a merger with or acquisition of a business, such that any shortfalls between cash generated by operating revenues and costs will be covered by working capital. Our working capital may also be used for unforeseen requirements. Although we prefer to retain our working capital in reserve, we may be required to expand part or all of these proceeds as financial demands dictate. We may find it necessary or advisable to use portions of the proceeds for other purposes. Pending application of the net proceeds as described above, we may invest the net proceeds of this offering in insured, short-term, investment-grade, interest-bearing securities.

DILUTION

        "Dilution" is the difference between the offering price and the net tangible book value of our shares of common stock immediately after the offering. "Net tangible book value" is determined by dividing the number of shares of common stock issued and outstanding into our net tangible worth (tangible assets less liabilities).

        Our net tangible book value at September 7, 2002, was $5,000, or $.001 per share. Our pro forma net tangible book value at the closing of this offering will be $99,500, or $.02 per share, if the minimum number of shares is sold and $950,000, or $.16 per share, if the maximum number of shares is sold. These computations, which give effect to discounts and commissions of the offering, represent an immediate increase in net tangible book value of $.02 per share to present shareholders if the minimum number of shares offered is sold and $.16 per share to present shareholders if the maximum number of shares offered is sold. These computations represent an immediate dilution of $.98 per share to public investors if the minimum number of shares is sold and an immediate dilution of $.84 per share to public investors if the maximum number of shares is sold.

        The following table illustrates the dilution of a public investor's equity in a share of common stock as of September 7, 2002, adjusted as described above.

	Assuming Minimum	Assuming Maximum
Public offering price per share	$1.00	$1.00
Net tangible book value per share, before public offering	$.001	$.001
Increase (to present shareholders) per share attributable to our proceeds from sale to public investors	$.02	$.16
Pro forma net tangible book value per share, after public offering	$.02	$.16
Dilution of book value per share to public investors	$.98	$.84

        The public investors purchasing the securities offered hereby for $1.00 per share will own 100,000 shares of our common stock, or 1.96 percent of the outstanding shares, for which they will have paid $100,000 if the minimum number of shares offered hereby is sold, and the public investors will own 1,000,000 shares of our common stock, or 16.67 percent of the outstanding shares, for which they will have paid $1,000,000 if the maximum number of shares offered hereby is sold. Our present shareholders, as a group, will own 5,000,000 shares, or 98.04 percent of the 5,100,000 shares which will then be outstanding if the minimum number of shares offered hereby is sold and 83.33 percent of the 6,000,000 shares which will then be outstanding if the maximum number of shares offered hereby is sold, for which they have paid $5,000.

        The following table compares the public offering price of $1.00 per share and the percentage of our common stock to be owned by the public investors after giving effect to this offering, with the cash consideration paid and the percentage of our common stock to be owned by our current stockholders:

	Shares Purchased	Percentage of Total Shares(1)	Average Price Per Share	Total Consideration Paid(2)	Percentage of Total Consideration Paid
Shares to be Purchased by Public Investors:
Minimum	100,000	1.96	$1.00	$100,000	95.24
Maximum	1,000,000	16.67	$1.00	$1,000,000	99.50
Shares Purchased by our Current Stockholders:
Minimum	5,000,000	98.04	$.001	$5,000	4.76
Maximum	5,000,000	83.33	$.001	$5,000.50

(1)
Does not include the exercise of up to 1,000,000 warrants included in this offering and 5,000,000 warrants offered by selling security holders. Our current stockholders are selling security holders in this offering and own a commensurate number of warrants matching their common stock ownership. Each warrant entitles the holder to purchase one share of our common stock at $1.10 per share during the four year period commencing 90 days from the effective date of this offering. The warrants are redeemable upon certain conditions. Should all of the warrants be exercised, of which there is no assurance, we will receive the proceeds therefrom aggregating up to an additional $6,600,000.

(2)
Without deducting discounts and commissions and the expenses of this offering.

CAPITALIZATION

        The following table sets forth our capitalization, as of September 7, 2002, and as adjusted for the sale of the securities in this offering. The table should be read in conjunction with the financial statements, and the notes, beginning on page F-1.

		Pro Forma
		As Adjusted(1)(2)
	Historical Data at September 7, 2002
		Minimum	Maximum
Long-term debt	$—	$—	$—
Stockholders' equity(2)
Common stock, $.001 par value, 100,000,000 shares authorized; 5,000,000, 5,100,000 and 6,000,000 shares to be outstanding, respectively	5,000	5,100	6,000
Additional paid-in capital	—	94,400	944,000

Total stockholders' equity	$5,000	$99,500	$950,000

(1)
No broker-dealer firm has made a commitment to purchase any of the units offered hereby. The first 20,000 units are offered on a "best efforts, all-or-none" basis and the remaining 200,000 units are offered on a "best efforts" basis. There are no assurances that any or all of the units will be sold.

(2)
Does not include the exercise of up to 1,000,000 warrants included in this offering and 5,000,000 warrants offered by selling security holders. Our current stockholders are selling security holders in this offering and own a commensurate number of warrants matching their common stock ownership. Each warrant entitles the holder to purchase one share of our common stock at $1.10 per share during the four year period commencing 90 days from the effective date of this offering. The warrants are redeemable upon certain conditions. Should all of the warrants be exercised, of which there is no assurance, we will receive the proceeds therefrom aggregating up to an additional $6,600,000.

DIVIDEND POLICY

        We have never paid cash dividends on our common stock and have no plans to do so in the foreseeable future. The declaration and payment of any dividends in the future will be determined by our board of directors and will depend on a number of factors including our earnings, capital requirements and overall financial condition.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

        The following discussion and analysis should be read together with our financial statements and related notes included in this prospectus, beginning on page F-1. The discussion in this prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this prospectus apply to all related forward-looking statements wherever they appear in this prospectus. Our actual results may differ materially from those anticipated in such forward-looking statements. Factors that may cause or contribute to differences include those discussed in "Risk Factors," as well as those discussed elsewhere in this prospectus. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we assume no obligation to update these forward-looking statements or to update the reasons actual results may differ materially from those anticipated in these forward-looking statements.

Liquidity and Capital Resources

        American is a development stage company. Since inception, our principal activity has been directed to organizational efforts.

        We were organized to provide a corporate entity in order to participate in certain business opportunities that arise from time to time. We believe that following this offering certain business opportunities will become available to us due primarily to our status as a reporting publicly held company with liquid assets and to our flexibility in structuring and participating in certain business combinations, such as mergers and acquisitions. We have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity, such that, among other factors, this offering is a "blank check" offering.

        We are not aware of any known events or commitments that will materially affect our liquidity or need for capital resources. The sources of our liquidity have been limited to the sale of securities described hereinabove. We have not established any lines of credit such that no requirement currently exists.

PROPOSED BUSINESS

Plan of Operation

        American, a development stage company, was incorporated in Delaware in September 2002. Since inception, our principal activity has been directed to organizational efforts.

        American was organized to provide a corporate entity in order to participate in certain business opportunities that arise from time to time. We believe that following this offering certain business opportunities will become available to us due primarily to our status as a reporting publicly held company with liquid assets and to our flexibility in structuring and participating in certain business combinations, such as mergers and acquisitions. We will not participate in any business opportunity for which current audited financial statements cannot be obtained. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our shareholders. We have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity, such that, among other factors, this offering is a "blank check" offering.

        Our management has substantial experience in merchant and investment banking, corporations and finance. Because of our limited resources, however, it may be anticipated that we may acquire an interest in one or a few business opportunities to which our management is exposed and which is determined to be reasonably suitable.

        Persons purchasing shares in this offering and other shareholders will not have the opportunity to participate in any of our ordinary business decisions. Our proposed business is characteristically referred to as a blind pool since investors will entrust their investment funds to our management before they have the chance to analyze any ultimate use to which their funds may be used. Consequently, our potential success is heavily dependent on our management, which will have unilateral discretion in identifying and entering into a business opportunity, such as a merger or acquisition.

        Our management anticipates that it may be able to participate in only one potential business venture, due primarily to our limited financing. This lack of diversification should be considered a risk factor in investing in us because it will not permit us to offset potential losses from one venture against gains from another.

        There are no plans, proposals, arrangements, understandings or agreements with respect to the sale of additional securities to affiliates or others following the registered distribution herein and prior to the identification of a business opportunity.

        We have, and will continue to have following the completion of this offering, insufficient capital with which to provide the owners of business opportunities with any substantial cash or other assets. However, our management believes that we will offer owners of business opportunities the opportunity to acquire a controlling ownership interest in a public company at substantially less cost than is required to conduct an initial public offering of securities. The owners of the business opportunities will, however, incur significant post-merger or acquisition registration costs in the event they wish to register a portion of their shares for subsequent sale. We will also incur significant legal fees and expenses in connection with the acquisition of a business opportunity including:

  •
  the costs of preparing post-effective amendments, interim reports, quarterly reports, annual reports and proxy materials; and
  •
  legal fees and expenses incurred in the preparation of legal documents for mergers and acquisitions.

        Nevertheless, our management has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

        Compensation may be paid or profit transactions may occur in connection with a merger or acquisition by us by means of a stock exchange transaction or other similar means, including, but not limited to, payments of business advisory, legal and accounting fees, sales of current securities, positions and other methods of payment by which current security holders receive funds, securities or other assets.

        American intends to use the net proceeds of this offering over an 18 month period for the development of its business and working capital, but there can be no assurance that such funds will be sufficient for these purposes. We have made no arrangements to obtain future additional financing, if required, and there can be no assurance that such financing will be available, or that it will be available on terms acceptable to us.

        Following the closing of this offering, American must maintain a current registration statement which may require updating by the filing of a post-effective amendment. A post-effective amendment is required when facts or events have occurred which represent a material change in the information contained in the registration statement, such as the participation in a business opportunity related to a merger or acquisition, or "back door" registration. Further, upon the closing of the merger or acquisition, the successor company would assume significant compliance and reporting obligations before the Commission, which may have a material adverse effect on such company.

Evaluation of Opportunities

        The analysis of new business opportunities will be undertaken by or under the supervision of our management. Our management intends to concentrate on identifying preliminary prospective business opportunities upon the closing of this offering. We may retain paid outside business advisors to assist in evaluating business opportunities. Members of our management will not be entitled to a finder's fee for locating a merger or acquisition candidate. Such advisors, if any, will not be affiliated with us or our management. We have no preliminary plans, proposals, arrangements, understandings or agreements with any party to borrow funds to increase the amount of capital available.

        In analyzing prospective business opportunities, our management will consider such matters as:

  •
  the available technical, financial and managerial resources;
  •
  working capital and other financial requirements;
  •
  history of operations, if any;
  •
  prospects for the future;
  •
  nature of present and expected competition;
  •
  the quality and experience of management services which may be available and the depth of that management;
  •
  the potential further research, development or exploration;
  •
  specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of us;
  •
  the potential for growth or expansion;
  •
  the potential for profit;
  •
  the perceived public recognition or acceptance of products, services or trades;
  •
  name identification; and
  •
  other relevant factors.

        Our management will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, we intend to utilize written reports and personal and professional investigations to evaluate the above factors. We will not merge with or acquire any company for which audited current financial statements cannot be obtained.

Acquisition of Opportunities

        In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture or licensing agreement with another corporation or entity. We may also purchase stock or assets of any existing business. On the consummation of a transaction, it is possible that our present management and shareholders will not be in control of American. In addition, our management may, as part of the terms of the acquisition transaction, resign and be replaced by new management without a vote of our shareholders.

        It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is consummated, under certain conditions or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive and material adverse effect on such market.

        While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under the Internal Revenue Code of 1986, as amended. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80 percent or more of the voting stock of the surviving entity. In such event, our shareholders, including investors in this offering, will retain 20 percent or less of the issued and outstanding shares of the surviving entity, which will result in significant dilution in the equity of such shareholders.

        As part of our investigation, our management will meet personally with management and key personnel, may visit and inspect facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel and take other reasonable and investigative measures, as part of its due diligence, to the extent of our limited resources and management expertise.

        The manner in which we participate in an opportunity will depend on the nature of the opportunity, our respective needs and desires and other parties, the management of the opportunity and our relative negotiating strength and such other management.

        With respect to any mergers or acquisitions, negotiations with target company management will be expected to focus on the percentage of American which target company shareholders would acquire in exchange for their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our shareholders will in all likelihood hold a lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our then existing shareholders, including purchasers in this offering.

        Should we consummate a business combination, such as a merger or acquisition, following the closing of this offering, our officers intend to negotiate an annual remuneration package not to exceed $250,000 per person with the combined company, which must be approved by the candidate company. Securities owned or controlled by affiliates and our associates will not be sold in any business combination transaction without affording all of our shareholders a similar opportunity.

        It is unlikely that we will have sufficient funds from the proceeds of this offering to undertake any significant development, marketing and manufacturing of any products which may be acquired. Accordingly, following the acquisition of such product, we will, in all likelihood, be required to either seek additional debt or equity financing or obtain funding from third parties, in exchange for which we would probably be required to give up a substantial portion of our interest in any acquired product. There is no assurance that we will be able to either obtain additional financing or interest third parties in providing funding for the further development, marketing and manufacturing of any products acquired.

        We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and conditions which must be satisfied by each of the parties prior to such closing, will outline the manner of bearing costs if the transaction is not closed, will set forth remedies on default and will include miscellaneous other terms.

        It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant merger and acquisition agreements, disclosure documents and other instruments will require substantial management time and attention and significant fees and expenses for attorneys, accountants and others. If a decision is made not to participate in a specific business opportunity, the costs and expenses therefore incurred in the related investigation would not be recoverable. Futhermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to us of the related costs and expenses incurred.

        Our management believes that we may be able to benefit from the use of "leverage" in the acquisition of a business opportunity. Leveraging a transaction involves the acquisition of a business through incurring indebtedness for a portion of the purchase price of that business. Through a leveraged transaction, we would be able to participate in a larger venture to have funds available to the operations of the business opportunity, the acquisition of other business opportunities or to other activities. The borrowing involved in a leveraged transaction will ordinarily be secured by our combined assets and the business opportunity to be acquired. If the combined enterprises are not able to generate sufficient revenues or make payments on the debt incurred to acquire that business opportunity, the lender would be able to exercise the remedies provided by law or by contract. These leveraging techniques, while reducing the amount of funds that we must commit to a business opportunity acquisition may correspondingly increase our risk of loss. No assurance can be given as to the terms or the availability of financing for any acquisition by us. During periods when interest rates are relatively high, the benefits of the leveraging are not as great as during periods of lower interest rates because the investment in the business opportunity held on a leveraged basis will only be profitable if it generates sufficient revenues to cover the related debt and other costs of the financing. Lenders from which we may obtain funds for purposes of a leveraged buyout may impose restrictions on our future borrowing, dividend and operating policies. It is not possible at this time to predict the restrictions, if any, which lenders may impose or the impact thereof on us.

        Our operations following our acquisition of an interest in a business opportunity will be dependent on the nature of the opportunity and interest acquired. We are unable to predict whether we will be in control of the opportunity or whether present management will be in control of us following the acquisition. It may be expected that the business of the opportunity will present various risks to investors, certain of which have been generally summarized herein.

Regulation

Your Rights and Substantive Protections Under Rule 419

  Deposit of Offering Proceeds and Securities

        The Securities Act imposes certain regulatory requirements on blank check offerings, such as our offering. In particular, Rule 419 of Regulation C under the Securities Act generally requires:

  •
  the deposit of the securities and proceeds of the offering in an escrow account;
  •
  the disclosure of certain offering terms of the escrow agreement and information regarding a probable merger or acquisition;
  •
  a post-effective amendment of a probable merger or acquisition; and
  •
  the disclosure of certain conditions on the release of deposited funds and securities of the offering.

        For purposes of Rule 419, a blank check offering is a company, such as ours, that is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

        We have established an escrow account for the funds and securities of our offering with the Riggs Bank, N.A., Washington, D.C., an FDIC insured depository institution, in compliance with the Securities Act. If funds and securities are deposited into an escrow account maintained by an insured depository institution, the Act requires that the deposit account records of the insured depository institution must provide that funds and securities in the escrow account are held for the benefit of the purchasers named and identified in accordance with the regulations of the Federal Deposit Insurance Corporation, and the records of the escrow agent, maintained in good faith and in the regular course of business, must show the name and interest of each party to the account.

        All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to us, which is 10 percent of the offering proceeds, shall be deposited promptly into the escrow account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of us.

        We intend to invest the deposited proceeds of our offering into an obligation that constitutes a "deposit," as that term is defined in the Federal Deposit Act, or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States, in compliance with the Securities Act.

        Interest or dividends earned on the funds, if any, shall be held in the escrow account until the funds are released. If funds held in the escrow account are released to a purchaser of the securities, the purchasers shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow account are released to us, interest or dividends earned on such funds up to the date of release may also be released to us.

        We may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances, exclusive of interest or dividends, as those proceeds are deposited into the escrow account.

        All securities issued in connection with the offering, including securities offered by selling security holders, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights, shall be deposited directly into the escrow account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

        Securities held in the escrow account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the escrow account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act, as amended.

        Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with their terms; provided, however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the escrow account.

        A copy of the escrow agreement, which outlines the terms and conditions above, has been included as an exhibit to our registration statement, of which this prospectus forms a part.

  Prescribed Acquisition Criteria and Post-Effective Amendment

        If, during any period in which offers or sales of our securities are being made, a significant merger or acquisition becomes probable, we shall promptly file a post-effective amendment disclosing the information specified by the applicable registration statement form, including our financial statements and the company to be merged with or acquired as well as pro forma financial information required by the form and applicable rules and regulations. Where warrants, rights or other derivative securities are issued in our initial offering of securities are exercisable, there will be a continuous offering of the underlying security.

        Upon the execution of any agreement for the merger with or acquisition of a business or assets that will constitute our business and which the fair value of the business or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received by selling security holders and upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting commissions and dealer allowances, we shall file a post-effective amendment that:

  •
  discloses the information specified by the applicable registration statement form, including our financial statements and the company acquired or to be acquired and pro forma financial information required by the form and applicable rules and regulations; and
  •
  discloses the results of our initial offering, including, but not limited to the gross offering proceeds received to date, specifying the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, amounts disbursed to us and amounts remaining in the escrow account; and the specific amount, use and application of funds disbursed to us to date, including, but not limited to, the amounts paid to officers, directors, promoters, controlling shareholders or affiliates, either directly or indirectly, specifying the amounts and purposes of such payments; and discloses the terms of the offering.

  Reconfirmation of Offering

        The terms of the offering must provide, and we must satisfy, the following conditions:

  •
  within five business days after the effective date of the post-effective amendment, we shall send by first class mail to each purchaser of securities held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;
  •
  each purchaser shall have no fewer than 20 days and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the purchaser elects to remain an investor. If we have not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any held in escrow shall be sent by first class mail or other equally prompt means to the purchaser within five business days; should we return investors' funds under Rule 419 and only satisfy the minimum offering, it may have a material adverse effect on our ability to implement our business plan;

  •
  the acquisition meeting the criteria set forth above will be consummated if a sufficient number of purchasers confirm their investment with us; and
  •
  if a consummated acquisition meeting the requirements above has not occurred by a date 18 months after the effective date of our initial registration statement, funds held in escrow shall be returned by first class mail to the purchasers within five business days following that date.

  Release of Securities and Funds

        Pursuant to the terms of the escrow agreement, funds held in the escrow account may be released to us and securities may be delivered to the purchasers or other registered holders identified on the deposited securities only at the same time as or after:

  •
  the escrow agent has received a signed representation from us, together with other evidence acceptable to the escrow agent, that the above requirements have been met; and
  •
  the consummation of the merger or acquisition has occurred.

        If the funds and securities are released from the escrow to us, the prospectus shall be supplemented to indicate the amount of funds and securities released and the date of release.

Investment Company Act of 1940

        The Investment Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we may become subject to regulation under the Investment Act in the event we obtain or continue to hold a minority interest in any number of enterprises. We may be expected to incur significant registration and compliance costs if required to register under the Investment Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood that we may be classified as an "investment company."

        We may participate in a business opportunity by purchasing, trading or selling the securities of such business. However, we do not intend to engage primarily in such activities and are not registered and do not propose to register as an "investment company" under the Investment Act. We believe that such registration is not required. Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Act, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Act and the regulations promulgated thereunder.

        We intend to implement our proposed business in a manner which will not result in we being classified as an "investment company." Consequently, our participation in a business or opportunity through the purchase and sale of investment securities will be limited. In order to avoid classification as an investment company, we will use a significant portion of the net proceeds of this offering to search for, analyze, merge, acquire or participate in a business or opportunity by acquiring a majority interest therein, which does not involve the acquisition of investment securities as defined in the Investment Act.

        Implementation of our proposed business, especially if it involves a business reorganization as discussed above, may be necessitate changes in our capital structure, management, control and business. Each of these areas is regulated by the Investment Act, which regulation has the purported purpose of protecting purchases of investment company securities. Since we do not intend to register as an investment company, the purchasers in this offering will not otherwise be afforded these protections.

Employees

        We presently have three employees, who are also our officers, each of whom intends to devote approximately 35 hours per week to our business following the closing of this offering. We may engage, from time to time, business advisory services which will be rendered on an independent contractor basis following the closing of this offering. We may also engage, from time to time, professionals at customary rates to assist us in our operations, if required.

Facilities

        Our principal executive offices currently occupy approximately 1,000 square feet of offices located at 6135 Park South Drive, Suite 510, Charlotte, North Carolina 28210, on a lease-free basis provided by our chairman of the board and chief executive officer. We incur no costs in the use of our offices. Our telephone number is (704) 945-7126 and our e-mail address is admin@TheAmericanCorporation.com.

MANAGEMENT

        The officers and directors of American are as follows:

Name	Title
Randall F. Greene	Chairman of the Board, President, Chief Executive Officer
Ralph O. Olson	Senior Vice President, Secretary, Chief Financial Officer, Controller
Steven H. Landers	Vice President

        Our director holds office for a period expiring on December 31, 2003. At present, our by-laws provide for not less than one director nor more than 11 directors. Currently, there is one director. The by-laws permit the board of directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers serve at the discretion of the board of directors. There are no family relationships among any officers or directors. Each of the officers intends to devote approximately 35 hours per week to our business following the closing of this offering.

        The principal occupation and business experience for each officer and director of American for at least the last five years are as follows:

        Randall F. Greene, 53, is chairman of the board, president and chief executive officer of American. Mr. Greene has substantial merchant banking, corporate and financial experience. Since 1999, Mr. Greene has been the managing partner of Greene Capital Partners, a merchant banking firm. From 2000 to 2002, Mr. Greene was president, chief executive officer and a director of MoneyZone.com, Inc., a financial services company. From 1995 to 1999, Mr. Greene was president, chief executive officer and a director of Premier Chemical Products, Inc., a chemical products manufacturer. Mr. Greene holds a B.A. degree from Eckerd College and a M.B.A. degree from The Wharton School, University of Pennsylvania.

        Ralph O. Olson, 45, is senior vice president, secretary, chief financial officer and controller of American. Mr. Olson has substantial investment banking, corporate and financial experience. Since 2002, Mr. Olson has been the managing director of Lomond International, Inc., an investment banking firm. From 1986 until 2002, Mr. Olson was a vice president of Cohig & Associates, Inc., a NASD member investment banking and brokerage firm. Mr. Olson attended the University of Washington.

        Steven H. Landers, 50, is vice president of American. Mr. Landers has substantial business and technical advisory experience in information technology systems. Since 1982, Mr. Landers has been an independent business and technical advisor in information technology systems for commercial and government institutions, principally including Signal Corporation and the Department of Defense. Mr. Landers holds a B.S. degree from California State University and is a candidate for a M.S. degree from George Washington University.

Remuneration

        We have not paid any remuneration to any of our officers and director since our inception. Our officers have not entered into employment agreements with us and none intends to do so in the foreseeable future. However, should we consummate a business combination, such as a merger or acquisition, following the closing of this offering, our officers intend to negotiate annual remuneration packages not to exceed $250,000 per person with the combined company, which must be approved by the candidate company. We have not obtained any key-man life insurance on our officers and do not intend to do so in the foreseeable future.

        Our officers may receive remuneration as part of an overall group insurance plan providing health, life and disability insurance benefits for our employees. The amount allocable to each individual officer cannot be specifically ascertained, but, in any event, will not exceed $25,000 as to each individual.

        Our director is entitled to receive reasonable expenses incurred in attending meetings of our board of directors. The members of the board of directors intend to meet at least quarterly during our fiscal year, and at such other times duly called. We currently have one director.

Possible Conflicts of Interest

        Our management has other financial and business interests to which a significant amount of time is devoted that may pose certain inherent conflicts of interest. We have no plans, proposals, arrangements, understandings or agreements to enter into any transaction for participating in any business venture with any officer, director or principal shareholder or with any firm or business organization with which they are affiliated, whether by reason of stock ownership, position as officer or director, or otherwise. There can be no assurance that management will resolve all conflicts of interest in our favor. Failure of management to conduct our business in our best interests may result in liability to our management.

Limitation on Liability of Directors

        As permitted by Delaware law, our certificate of incorporation includes a provision which provides that a director of American shall not be personally liable to American or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for:

  •
  any breach of the director's duty of loyalty to American or its stockholders;

  •
  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

  •
  the unlawful payment of dividends or the unlawful repurchase or redemption of stock; or

  •
  any transaction from which the director derives an improper personal benefit.

        This provision is intended to afford directors protection against, and to limit their potential liability for monetary damages resulting from, suits alleging a breach of the duty of care by a director. As a consequence of this provision, stockholders of American will be unable to recover monetary damages against directors for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's fiduciary duty and does not eliminate or limit the right of American or any stockholder to obtain an injunction or any other type of nonmonetary relief in the event of a breach of fiduciary duty. Our management believes this provision will assist us in securing and retaining qualified persons to serve as directors. We are unaware of any pending or threatened litigation against us or our directors that would result in any liability for which such director would seek indemnification or similar protection.

        Such indemnification provisions are intended to increase the protection provided directors and, thus, increase our ability to attract and retain qualified persons to serve as directors. We currently maintain a liability insurance policy for the benefit of our directors. We believe that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of public companies. We also believe that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors may result in overcautious and less effective direction and management of American.

        The provisions affecting personal liability do not abrogate a director's fiduciary duty to American and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty, which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of American and those of the director, or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of American.

        The provisions regarding indemnification provide, in essence, that American will indemnify our directors against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director, including actions brought by or on behalf of American. The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud or dishonesty, for short-swing profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance.

        The provisions diminish the potential rights of action which might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under Delaware law and by affording indemnification against most damages and settlement amounts paid by a director in connection with any shareholders derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause American to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Although we have procured directors liability insurance coverage, there is no assurance that it will provide coverage to the extent directors would be indemnified and, in such event, we may be forced to bear a portion or all of the cost of the director's claims for indemnification. If we are forced to bear the costs for indemnification, the value of our stock may be adversely affected. In the opinion of the Commission, indemnification for liabilities arising under the Securities Act is contrary to public policy and, therefore, is unenforceable.

        American intends to indemnify its officers and directors to the full extent permitted by Delaware law. Under Delaware law, a corporation may indemnify its agents for expenses and amounts paid in third party actions and, upon court approval in derivative actions, if the agents acted in good faith and with reasonable care. A majority vote of the board of directors, approval of the shareholders or court approval is required to effectuate indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to officers, directors or persons controlling American, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by American of expenses incurred or paid by an officer, director or controlling person of American in the successful defense of any action, suit or proceeding, is asserted by such officer, director or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding our common stock owned on the date of this prospectus and, as adjusted, to reflect the sale of shares offered by this prospectus, by (i) each person who is known by American to own beneficially more than five percent of our common stock; (ii) each of our officers and directors; and (iii) all officers and directors as a group:

			Percentage of Shares
				After Offering (2)
Name and Address (1)		Number of Shares	Before Offering
	Position with American			Minimum	Maximum
Randall F. Greene	Chairman of the Board, President, Chief Executive Officer	1,000,000	20.00	19.61	16.67
Ralph O. Olson	Senior Vice President, Secretary, Chief Financial Officer, Controller	1,000,000	20.00	19.61	16.67
Steven H. Landers	Vice President	250,000	5.00	4.90	4.17
Kevin D. McNeil	Stockholder	250,000	5.00	4.90	4.17
Stacy L. Rennix	Stockholder	1,000,000	20.00	19.61	16.67
Thomas T. Prousalis, Jr.	Stockholder	1,000,000	20.00	19.61	16.67
Thomas Prousalis, P.L.L.C.	Stockholder	500,000	10.00	9.80	8.33
All Officers and Directors as a Group (3 persons)		2,250,000	45.00	44.12	37.50

(1)
c/o The American Corporation, 6135 Park South Drive, Suite 510, Charlotte, North Carolina 28210.
(2)
Does not include the exercise of up to 1,000,000 warrants included in this offering and 5,000,000 warrants offered by selling security holders. Our current stockholders are selling security holders in this offering and own a commensurate number of warrants matching their common stock ownership. Each warrant entitles the holder to purchase one share of our common stock at $1.10 per share during the four year period commencing 90 days from the effective date of this offering. The warrants are redeemable upon certain conditions. Should all of the warrants be exercised, of which there is no assurance, we will receive the proceeds therefrom aggregating up to an additional $6,600,000.

  All securities issued in connection with the offering, including securities offered by selling security holders, whether or not for cash consideration, and any other securities issued with respect to such securities, shall be deposited directly into the escrow account until the closing of this offering and the closing of a business opportunity, such as a merger or acquisition.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        American was incorporated in Delaware in September 2002. We have authorized capital of 100,000,000 shares of common stock, $.001 par value. American has 5,000,000 shares of common stock and 5,000,000 warrants issued and outstanding prior to this offering.

        In September 2002, we issued 5,000,000 shares common stock to seven persons, including our three officers, in a private placement transaction for aggregate consideration of $5,000. The price of the common stock to such persons was $.001 per share, or par value.

        Also, in September 2002, we issued 5,000,000 warrants to our seven stockholders, including our three officers, in a pro rata distribution, in a private placement transaction for no consideration. Each warrant entitles the holder to purchase one share of our common stock at $1.10 per share during the four year period commencing 90 days from the effective date of this offering. The warrants are redeemable upon certain conditions. Should all of the warrants be exercised, of which there is no assurance, we will receive the proceeds therefrom aggregating up to an additional $6,600,000.

        All unregistered securities issued by us prior to this offering are deemed restricted securities within the meaning of that term as defined in Rule 144 of the Securities Act and have been issued pursuant to certain private placement exemptions under Section 4(2) and Regulation D of the Securities Act, as promulgated by the Commission, such that the sales of the securities were to sophisticated or accredited investors, as that latter term is defined in Rule 215 and Rule 501 of Regulation D of the Securities Act, and were transactions by an issuer not involving any public offering. Such sophisticated or accredited investors had access to information necessary to make an informed investment decision.

        Our principal executive offices are provided on a lease-free basis by our chairman of the board and chief executive officer. We incur no costs in the use of our offices.

DESCRIPTION OF SECURITIES

Units

        American intends to offer, sell and distribute publicly not less than 20,000 units nor more than 200,000 units of its securities at an offering price of $5.25 per unit, for a minimum offering of $105,000 and a maximum offering of $1,050,000. Each unit consists of five shares of common stock, $.001 par value, and five redeemable warrants. The common stock and warrants are detachable and may trade separately immediately upon issuance.

Common Stock

        The authorized capital stock of American consists of 100,000,000 shares of common stock, $.001 par value. American has 5,000,000 shares of common stock issued and outstanding prior to this offering. Holders of the common stock do not have preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the board of directors and, upon liquidation or dissolution of American, whether voluntary or involuntary, to share equally in the assets of American available for distribution to stockholders. All outstanding shares of common stock are validly authorized and issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby, will be validly authorized and issued, fully paid and nonassessable. The board of directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by our certificate of incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the board may deem appropriate without further stockholder action. The above description concerning the common stock of American does not purport to be complete. Reference is made to our certificate of incorporation and by-laws which are available for inspection upon proper notice at our offices, as well as to the applicable statutes of Delaware for a more complete description concerning the rights and liabilities of stockholders.

        Prior to this offering, there has been no market for the common stock of American, and no predictions can be made of the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the common stock of American in the public market may adversely affect prevailing market prices, and may impair our ability to raise capital at that time through the sale of our equity securities.

        Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the board of directors.

Warrants

        Prior to this offering, there were 5,000,000 warrants issued and outstanding. The warrants will be issued in registered form. The following discussion of certain terms and conditions of the warrants is qualified in its entirety by reference to the terms and conditions evidenced on the warrant certificate. A form of the certificate representing the warrants has been filed as an exhibit to the registration statement of which this prospectus forms a part.

        Each of the warrants entitles the registered holder to purchase one share of common stock. The warrants are exercisable at a price of $1.10 per share, which exercise price has been arbitrarily determined by American, during the four year period commencing 90 days from the effective date of this offering. The warrants are redeemable upon certain conditions. Should all of the warrants be exercised, of which there is no assurance, we will receive the proceeds therefrom aggregating up to an additional $6,600,000. The warrants are entitled to the benefit of adjustments in their exercise prices and in the number of shares of common stock or other securities deliverable upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger.

        The warrants may be exercised at any time and continuing thereafter until the close of four years from the date hereof, unless such period is extended by American. After the expiration date, warrant holders shall have no further rights. Warrants may be exercised by surrendering the certificate evidencing such warrant, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price and any transfer tax, to the warrant agent. If less than all of the warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of warrants. Payment of the exercise price may be made by cash, bank draft or official bank or certified check equal to the exercise price.

        Warrant holders do not have any voting or any other rights as shareholders of American. American has the right at any time to redeem the warrants, at a price of $.05 per warrant, by written notice to the registered holders thereof, mailed not less than 30 nor more than 60 days prior to the redemption date. American may exercise this right only if the closing bid price for the common stock equals or exceeds $7.00 per share during a 30 consecutive trading day period ending no more than 15 days prior to the date that the notice of redemption is mailed, provided there is then a current registration statement under the Securities Act, as amended, with respect to the issuance and sale of common stock upon the exercise of the warrants. If American exercises its right to call warrants for redemption, such warrants may still be exercised until the close of business on the day immediately preceding the redemption date. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the repurchase price. Notice of redemption will be mailed to all holders of warrants or record at least 30 days, but not more than 60 days, before the redemption date. The foregoing notwithstanding, American may not call the warrants at any time that a current registration statement under the Securities Act is not then in effect.

        In order for the holder to exercise a warrant, there must be an effective registration statement, with a current prospectus on file with the Commission covering the shares of common stock underlying the warrants, and the issuance of such shares to the holder must be registered, qualified or exempt under the laws of the state in which the holder resides. If required, American will file a new registration statement with the Commission with respect to the securities underlying the warrants prior to the exercise of such warrants and will deliver a prospectus with respect to such securities to all holders thereof as required by Section 10(a)(3) of the Securities Act.

Shares Eligible for Future Sale

        All of our currently outstanding shares of common stock are restricted securities and, in the future, may be sold upon compliance with Rule 144, adopted under the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of one year may sell only an amount every three months equal to the greater of:

  •
  one percent of our issued and outstanding shares; or

  •
  the average weekly volume of sales during the four calendar weeks preceding the sale.

        The amount of restricted securities which a person who is not an affiliate of American may sell is not so limited, since nonaffiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning American. Upon the sale of the maximum number of units, and assuming that there is no exercise of any issued and outstanding warrants, American will have 6,000,000 shares of its common stock issued and outstanding, of which 5,000,000 shares will be restricted securities should the registration of the common stock not be maintained. Therefore, during each three month period, a holder of restricted securities who has held them for at least the one year period may sell under Rule 144 a number of shares up to 60,000 shares. Non-affiliated persons who hold for the two-year period described above may sell unlimited shares once their holding period is met.

        In January 2000, the Commission issued an interpretative letter to the NASD which concluded that promoters or affiliates of a blank check company and their transferees would act as "underwriters" under the Securities Act when reselling the securities of a blank check company. Such letter also indicated that the Commission believed that those securities can be resold only through a registered offering. Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of such Rule.

        The Commission also believes that shareholders who obtain securities directly from a blank check issuer, rather than through promoters and affiliates, may not use Rule 144 to resell their securities, since their resale transactions would appear to be designed to distribute or redistribute securities to the public without compliance with the registration requirements of the Securities Act.

        If the outstanding shares were registered for resale, the Commission would take the view that Rule 419 of Regulation C would apply to those resales. Further, the resale offering would be considered an offering "by or on behalf of the registrant" for purposes of Rule 415(a)(4), which applies to "at the market" offerings.

Transfer Agent and Registrar

        The transfer agent and registrar for our securities is Continental Stock Transfer & Trust Company, New York, New York.

Reports to Security Holders

        We will furnish to holders of our securities annual reports containing audited financial statements. We may issue other unaudited interim reports to our security holders as we deem appropriate.

        Contemporaneously, with this offering, we intend to register our securities with the Commission under the provisions of Section 12(g) of the Exchange Act, as amended, and, in accordance therewith, we will be required to comply with certain reporting, proxy solicitation and other requirements of the Exchange Act.

SELLING SECURITY HOLDERS

        The registration statement, of which this prospectus forms a part, also covers the registration of 5,000,000 shares of common stock at $1.00 per share and 5,000,000 warrants at $.05 per warrant offered by seven security holders of American, hereinafter collectively referred to as selling security holders.

        The securities offered by the selling security holders will not be offered and sold until the closing of this offering and the closing of a business opportunity, such as a merger or acquisition.

        The following table sets forth certain information regarding the amount of securities of the class owned by each security holder before the offering, the amount to be offered for each security holder's account and the amount and the percentage of the class to be owned by each security holder after the offering is complete:

Name	Position with American	Common Stock Owned and Offered	Amount and % Owned After Offering	Warrants Owned And Offered	Amount and % Owned After Offering
Randall F. Greene	Chairman of the Board, President, Chief Executive Officer	1,000,000	-0-	1,000,000	-0-
Ralph O. Olson	Senior Vice President, Secretary, Chief Financial Officer, Controller	1,000,000	-0-	1,000,000	-0-
Steven H. Landers	Vice President	250,000	-0-	250,000	-0-
Kevin D. McNeil	Stockholder	250,000	-0-	250,000	-0-
Stacy L. Rennix	Stockholder	1,000,000	-0-	1,000,000	-0-
Thomas T. Prousalis, Jr.	Stockholder	1,000,000	-0-	1,000,000	-0-
Thomas Prousalis, P.L.L.C.	Stockholder	500,000	-0-	500,000	-0-

Totals		5,000,000		5,000,000

        The shares of common stock and warrants are being offered by the selling security holders in the corresponding amounts above. The securities offered hereby may be sold from time to time directly by the selling security holders. Alternatively, the selling security holders may from time to time offer such securities through broker-dealers and agents. The distribution of securities by the selling security holders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares or warrants as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with such sales of securities. The selling security holders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

        Under the Exchange Act and the regulations thereto, any person engaged in a distribution of the securities of American offered by this prospectus may not simultaneously engage in market-making activities with respect to such securities of American during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rule 10b-6 and 10b-7, in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the selling security holders.

        Sales of securities by the selling security holders or even the potential of such sales may have a material adverse effect on the market prices of the securities offered hereby. Following the closing of this offering, the freely tradeable securities of American ("public float"), including this offering, will be a minimum of 100,000 shares of common stock and 100,000 warrants and a maximum of 1,000,000 shares of common stock and 1,000,000 warrants, which does not include 5,000,000 shares of common stock and 5,000,000 warrants owned by the selling security holders which may be offered and sold upon the closing of this offering and the closing of a business opportunity, such as a merger or acquisition. The resale of the securities of the selling security holders are subject to prospectus delivery and other requirements of the Securities Act. Sales of such securities or the potential of such sales at any time may have a material adverse effect on the market prices of the securities offered hereby.

        All securities issued in connection with the offering, including securities offered by selling security holders whether or not for cash consideration, and any other securities issued with respect to such securities, shall be deposited directly into the escrow account until the closing of a business opportunity, such as a merger or acquisition.

PLAN OF DISTRIBUTION

        American intends to offer, sell and distribute publicly not less than 20,000 nor more than 200,000 units of the American at an offering price of $5.25 per unit, for a minimum offering of $105,000 and a maximum offering of $1,050,000. This offering is being offered on a "best efforts, minimum/maximum" basis during an offering period of 90 days, which may be extended for an additional 90 days. If 20,000 units are not sold and paid for by midnight Eastern time on the 90th day following the effective date of this prospectus, subject to the extension for an additional period of 90 days, all proceeds will be refunded promptly to subscribers in full, without interest and deduction for commissions or expenses. American reserves the right to close the offering upon the sale of the minimum number of units offered hereby. If the last day of the sales period, or extended sales period, falls on a Saturday, Sunday or legal holiday, the next following business day shall be considered the last day of such period. No securities will be issued to the public investors until such time as the funds are deposited in the escrow account to American within the time period described above. All proceeds will be deposited in an escrow account with Riggs Bank, N.A., Washington, D.C., until such time as the closing of this offering and the closing of a business opportunity, such as a merger or acquisition.

        Subject to the sale of at least 20,000 units, American has agreed to pay to participating broker-dealers a sales commission of ten percent, or $.525 per unit. American intends to offer the shares through participating broker-dealers, who are members of the National Association of Securities Dealers, Inc., Washington, D.C., on an agency basis. Following the effective date of this offering, management of American intends to negotiate with various heretofore unidentified broker-dealer firms to participate in American's offering of securities. Such participating broker-dealers, if any, may be deemed to be statutory underwriters. No broker-dealer has agreed to underwrite this offering on a "best efforts" or "firm commitment" basis. There can be no assurance that any or all of the securities will be sold. Each participating broker-dealer will be allocated a specific number of units to sell on behalf of American. However, such allocations may be reduced or revoked at any time during the offering, and no broker-dealer is obligated to purchase or sell any minimum number of units. No broker-dealer firm has agreed to participate in this offering. American reserves the right to also offer the securities directly to the public through its officers and directors in those jurisdictions where sales by such persons are permitted by law. No commission or other remuneration will be paid to any officer or director on account of any such sales.

        American has also reserved the right to offer the securities directly to the public through its officers and directors in those jurisdictions where sales by such persons are permitted by law and, otherwise, pursuant to Rule 3a4-1(a)(2) of the Exchange Act. Among the officers and directors who intend to participate in the offering are Messrs. Randall F. Greene and Steven H. Landers. Accordingly, American believes that such persons will qualify for the safe harbor from broker-dealer registration set out in Rule 3a4-1(a)(2) of the Exchange Act. American's officers and directors intend to participate in the sales of American's securities should American's participating broker-dealer firms be unable to sell at least the minimum offering. No commission will be paid to any officer or director on account of any such sales. The proceeds to American shown on the cover page of the prospectus assume the payment of commissions to the participating broker-dealer firms on all shares sold.

        The officers and directors of American do not intend to purchase any of the securities of this offering.

        American has no plans, proposals, arrangements, understandings or agreements with any market maker regarding participation in the aftermarket for American's securities.

        There are no plans, proposals, arrangements, understandings or agreements with respect to the sale of additional securities to affiliates or others following the registered distribution but prior to the identification of a business opportunity.

Pricing of the Offering

        There is no public market for the securities of American, and there is no assurance that a market will develop following the offering. The offering prices of our securities, including the exercise price of our warrants, were arbitrarily determined by American. Accordingly, the offering price of the securities set forth on the cover page of this prospectus should not be considered an indication of the actual value of American. The price of the securities bears no relationship to American's lack of earnings, book value or any other recognized criteria of value.

        Inasmuch as American is offering the securities and an underwriter has not been retained for such purpose, American's establishment of the offering price of the shares has not been determined by negotiation with an underwriter as is customary in an initial public offering. Thus, subscribers are subject to an increased risk that the price of American's shares has been arbitrarily determined.

        American's failure to retain a principal underwriter for this offering may have a material adverse effect on the development of a market in American's securities. While management expects to contact several brokerage firms in order to interest them in making a market in American's securities, there is no assurance management will be successful in obtaining market-makers for American's securities. Moreover, if such efforts are successful, there is no assurance an active market will develop in American's securities such that subscribers will be able to resell their securities following the closing of this offering. Upon closing of the minimum offering, American's securities may not initially be eligible for listing on Nasdaq and, consequently, trading in American's securities, if any, will be limited to the Electronic Bulletin Board in the over-the-counter market.

        The Commission has adopted regulations which generally define penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Upon authorization of the securities offered hereby for quotation, such securities will not initially be exempt from the definition of penny stock. If the securities offered hereby fall within the definition of a penny stock following the effective date, our securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to the broker-dealer, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of purchasers in this offering to sell our securities in the secondary market.

Limited State Registration

        American intends to register this offering in the States of New York and Colorado. As such, purchasers in this offering, and in any subsequent trading market, must be residents of such states. Also, we may be prevented from issuing common stock upon the exercise of our warrants in those states where exeruptions are unavailable or we have failed to qualify the common stock issuable upon exercise of the warrants. We can make no assurances that we will be able to qualify our securities in any state.

LEGAL PROCEEDINGS

        American is not a party to any legal proceedings and, to the best of its information, knowledge and belief, none is contemplated or has been threatened.

LEGAL MATTERS

        The validity of the securities being offered hereby will be passed upon for American by Thomas Prousalis, P.L.L.C., 1919 Pennsylvania Avenue, N.W., Suite 200, Washington, D.C. 20006. Such firm is the beneficial owner of 500,000 shares of common stock and 500,000 warrants of American. Thomas T. Prousalis, Jr., Esq., a principal of such firm, is the beneficial owner of 1,000,000 shares of common stock and 1,000,000 warrants of American.

EXPERTS

        The financial statements of American as of September 7, 2002, included in the registration statement and this prospectus have been included herein in reliance on the report of Spicer, Jeffries & Co., independent certified public accountants, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered in this prospectus. This prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Some items are omitted in accordance with the rules and regulations of the Commission. For further information about American and the securities offered under this prospectus, you should review the registration statement and the exhibits and schedules filed as a part of the registration statement. Descriptions of contracts or other documents referred to in this prospectus are not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, you should review that contract or document. You should be aware that when we discuss these contracts or documents in the prospectus we are assuming that you will read the exhibits to the registration statement for a more complete understanding of the contract or document. The registration statement and its exhibits and schedules may be inspected without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained from the Commission after payment of fees prescribed by the Commission. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including American, that file electronically with the Commission. The address of this Web site is www.sec.gov. You may also contact the Commission by telephone at (800) 732-0330.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
The American Corporation

         We have audited the accompanying balance sheet of The American Corporation ("Company") as of September 7, 2002, and the related statements of stockholders' equity and cash flows for the period from inception (September 4, 2002) to September 7, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 7, 2002, and the results of its cash flows for the period from inception (September 4, 2002) to September 7, 2002, in conformity with accounting principles generally accepted in the United States of America.

                      SPICER, JEFFRIES & CO.

Denver, Colorado
December 4, 2002

THE AMERICAN CORPORATION
(a development stage company)

BALANCE SHEET

September 7, 2002

ASSETS
Current assets:
Cash	$5,000

Total current assets	$5,000

Total assets	$5,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Total current liabilities	$—

Stockholders' equity:
Common stock, $.001 par value; authorized 100,000,000 shares; issued and outstanding 5,000,000 shares	$5,000

Total liabilities and stockholders' equity	$5,000

The accompanying Notes are an integral part of these financial statements.

THE AMERICAN CORPORATION
(a development stage company)

STATEMENT OF STOCKHOLDERS' EQUITY

For the period September 4, 2002 (date of inception) to September 7, 2002

	Common Stock
			Total Stockholders' Equity
	Shares	Amount
Initial issuance of common stock at $.001 per share on September 4, 2002	5,000,000	$5,000	$5,000

Balance at September 7, 2002	5,000,000	$5,000	$5,000

The accompanying Notes are an integral part of these financial statements.

THE AMERICAN CORPORATION
(a development stage company)

STATEMENT OF CASH FLOWS

For the period September 4, 2002 (date of inception) to September 7, 2002

Cash flows from financing activities:
Issuance of common stock	$5,000

Net cash provided by financing activities	$5,000
Cash, beginning of period	—

Cash, end of period	$5,000

The accompanying Notes are an integral part of these financial statements.

THE AMERICAN CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—CORPORATE ORGANIZATION:

        The American Corporation ("Company") is a Delaware corporation and was incorporated on September 4, 2002. The Company was organized to provide a corporate entity in order to participate in certain business opportunities that arise from time to time.

        The Company's executive management has devoted a significant amount of its time to the organization and development of the Company. The Company is considered a "development stage enterprise" and reports its financial position and cash flows in accordance with Statement of Financial Accounting Standards No. 7.

NOTE 2—STOCKHOLDERS' EQUITY:

        The Company's authorized stock consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, both with a par value of $.001.

        On September 4, 2002, the Company issued 5,000,000 shares of common stock in consideration of $5,000 in cash. In addition, the Company issued 5,000,000 warrants for no consideration to purchase common stock with an exercise price of $1.10 and expiring in 2006. These warrants are redeemable by the Company under certain conditions. No warrants have been exercised.

NOTE 3—SUBSEQUENT EVENT (unaudited):

        The Company is contemplating an initial public offering ("Offering") of securities on Form SB-2. The Company intends to offer, sell and distribute publicly not less than 20,000 nor more than 200,000 units of the Company at an offering price of $5.25 per unit, for a minimum offering of $105,000 and a maximum offering of $1,050,000. Each unit comprises five shares of common stock and five warrants to purchase common stock. The warrants are exercisable at $1.10 commencing on the effective date of the Offering and for a four year period thereafter. The Company contemplates that the Offering will be offered on a "best efforts, minimum/maximum" basis during an offering period of 90 days, which may be extended for an additional 90 days.

PART TWO

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors and Officers.

        As permitted by Delaware law, the registrant's certificate of incorporation includes a provision which provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, which prohibits the unlawful payment of dividends or the unlawful repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. This provision is intended to afford directors protection against, and to limit their potential liability for monetary damages resulting from, suits alleging a breach of the duty of care by a director. As a consequence of this provision, stockholders of the registrant will be unable to recover monetary damages against directors for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's fiduciary duty and does not eliminate or limit the right of the registrant or any stockholder to obtain an injunction or any other type of nonmonetary relief in the event of a breach of fiduciary duty. Management of the registrant believes this provision will assist the registrant in securing and retaining qualified persons to serve as directors. The registrant is unaware of any pending or threatened litigation against the registrant or its directors that would result in any liability for which such director would seek indemnification or similar protection.

        Such indemnification provisions are intended to increase the protection provided directors and, thus, increase the registrant's ability to attract and retain qualified persons to serve as directors. Because directors liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, the registrant does not currently maintain a liability insurance policy for the benefit of its directors although the registrant may attempt to acquire such insurance in the future. The registrant believes that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of public companies. The registrant also believes that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors could result in overcautious and less effective direction and management of the registrant. Although no directors have resigned or have threatened to resign as a result of the registrant's failure to provide insurance or other indemnity protection from liability, it is uncertain whether the registrant's directors would continue to serve in such capacities if improved protection from liability were not provided.

        The provisions affecting personal liability do not abrogate a director's fiduciary duty to the registrant and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the registrant and those of the director) or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the registrant.

        The provisions regarding indemnification provide, in essence, that the registrant will indemnify its directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the registrant, including actions brought by or on behalf of the registrant (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance. However, as mentioned above, the registrant does not currently provide such insurance to its directors, and there is no guarantee that the registrant will provide such insurance to its directors in the near future although the registrant may attempt to obtain such insurance.

        The provisions diminish the potential rights of action which might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under Delaware law and by affording indemnification against most damages and settlement amounts paid by a director of the registrant in connection with any shareholders derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause the registrant to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Also, because the registrant does not presently have directors liability insurance and because there is no assurance that the registrant will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, the registrant may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions. If the registrant is forced to bear the costs for indemnification, the value of the registrant stock may be adversely affected. In the opinion of the Commission, indemnification for liabilities arising under the Securities Act is contrary to public policy and, therefore, is unenforceable.

Item 25.    Other Expenses of Issuance and Distribution.

        The following is an itemization of expenses, payable by the registrant and incurred by the registrant in connection with the issuance and distribution of the securities being offered hereby. The selling security holders do not intend to pay any of the expenses of the offering. All expenses are estimated except the Commission Registration and Filing Fee.

Commission Registration and Filing Fee	$4,810
Transfer Agent Fees	1,500
Financial Printing	15,000
Accounting Fees and Expenses	1,500
Legal Fees and Expenses (1)	75,000
Blue Sky Fees and Expenses	1,500
Miscellaneous	690

TOTAL	$100,000

    (1)
    Payable from maximum proceeds only.

Item 26.    Recent Sales of Unregistered Securities.

        The registrant was incorporated in Delaware on September 4, 2002. The registrant has authorized capital of 100,000,000 shares of common stock, $.001 par value. The registrant has 5,000,000 shares of common stock and 5,000,000 warrants issued and outstanding prior to this offering.

        On September 4, 2002, the registrant issued 5,000,000 shares common stock to seven persons, including its three officers, in a private placement transaction for aggregate consideration of $5,000. The price of the common stock to such persons was $.001 per share, or par value.

        Also, on September 4, 2002, the registrant issued 5,000,000 warrants to its seven stockholders, including its three officers, in a pro rata distribution, in a private placement transaction for no consideration. Each warrant entitles the holder to purchase one share of our common stock at $1.10 per share during the four year period commencing on the effective date of this offering. The warrants are redeemable upon certain conditions. Should all of the warrants be exercised, of which there is no assurance, the registrant will receive the proceeds therefrom aggregating up to an additional $6,600,000.

        All unregistered securities issued by the registrant prior to this offering are deemed "restricted securities" within the meaning of that term as defined in Rule 144 of the Securities Act and have been issued pursuant to certain "private placement" exemptions under Sections 4(2) of the Securities Act and Regulation D, as promulgated by the Commission, such that the sales of the securities were to sophisticated or accredited investors, as that latter term is defined in Rule 215 and Rule 501 of Regulation D of the Securities Act, and were transactions by an issuer not involving any public offering. Such sophisticated or accredited investors had access to information on the registrant necessary to make an informed investment decision.

        All of the aforesaid securities have been appropriately marked with a restricted legend and are "restricted securities," as defined in Rule 144 of the rules and regulations of the Commission, unless otherwise registered. All of the aforesaid securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the aforesaid persons have been fully informed and advised concerning the registrant, its business, financial and other matters. Transactions by the registrant involving the sales of these securities set forth above were issued pursuant to the "private placement" exemptions under the Securities Act, as amended, as transactions by an issuer not involving any public offering. The registrant has been informed that each person is able to bear the economic risk of his investment and is aware that the securities were not registered under the Securities Act, and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom. The transfer agent and registrar of the registrant will be instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred, absent registration, or until the availability of an exemption therefrom is determined.

Item 27.    Exhibits and Financial Statement Schedules.

        The following is a list of Exhibits marked with an asterisk (*) filed herewith by the registrant as part of Amendment No. 2 to the SB-2 Registration Statement and related Prospectus:

3.0	Certificate of Incorporation (Delaware).
3.1	By-laws, as adopted.
4.0	Specimen Copy of Common Stock Certificate.*
4.1	Form of Warrant Certificate.*
5.0	Opinion of Thomas Prousalis, P.L.L.C. for Registrant.*
10.0	Form of Escrow Agreement.*
10.1	Subscription Agreement.*
23.0	Consent of Thomas Prousalis, P.L.L.C. is contained in exhibit 5.0 of the Registration Statement.
23.1	Consent of Spicer, Jeffries & Co.*
24.0	Power of Attorney appointing Randall F. Greene is contained on page II-5 of the Registration Statement.

Item 28.    Undertakings

        The undersigned registrant hereby undertakes to provide to participating broker-dealers, at the closing, certificates in such denominations and registered in such names as required by the participating broker-dealers, to permit prompt delivery to each purchaser.

        The undersigned registrant also undertakes:

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)

    To include any prospectus required by section 10(a)(3) of the Securities Act;

    (ii)

    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement:

    (iii)

    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on December 4, 2002.

The American Corporation

By:	RANDALL F. GREENE Randall F. Greene Chairman of the Board

        In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

RANDALL F. GREENE Randall F. Greene	Chairman of the Board, President, Chief Executive Officer	December 4, 2002
RALPH O. OLSON * Ralph O. Olson	Senior Vice President, Secretary, Chief Financial Officer, Controller	December 4, 2002
STEVEN H. LANDERS * Steven H. Landers	Vice President	December 4, 2002

By:	RANDALL F. GREENE * Randall F. Greene Attorney in Fact

QuickLinks

TABLE OF CONTENTS
Reliance on Prospectus
Dealer Prospectus Delivery Obligation
Investor Suitability Standards
PROSPECTUS SUMMARY
The American Corporation
The Offering
Selected Financial Data
RISK FACTORS
USE OF PROCEEDS
DILUTION
CAPITALIZATION
DIVIDEND POLICY
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
PROPOSED BUSINESS
MANAGEMENT
PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF SECURITIES
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
LEGAL PROCEEDINGS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
THE AMERICAN CORPORATION (a development stage company) BALANCE SHEET September 7, 2002
THE AMERICAN CORPORATION (a development stage company) STATEMENT OF STOCKHOLDERS' EQUITY For the period September 4, 2002 (date of inception) to September 7, 2002
THE AMERICAN CORPORATION (a development stage company) STATEMENT OF CASH FLOWS For the period September 4, 2002 (date of inception) to September 7, 2002
THE AMERICAN CORPORATION (a development stage company) NOTES TO FINANCIAL STATEMENTS
PART TWO INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES